                                                                     EXHIBIT 3.2


                          AMENDED AND RESTATED CHARTER

                                       OF

                                KIRKLAND'S, INC.


                  This Amended and Restated Charter of Kirkland's, Inc., (the "Corporation") shall be effective as of 12:01 A.M. on ____________, 1998 (the "Effective Time"). The undersigned corporation hereby adopts the following amended and restated charter pursuant to Section 48-20-107 of the Tennessee Business Corporation Act:

         1.       Name. The name of the Corporation is Kirkland's, Inc.

         2. Registered Office and Agent. The Corporation's registered office is located at 805 North Parkway, Jackson, Madison County, Tennessee 38305. The Corporation's registered agent at that office is Robert E. Alderson.

         3. Principal Office. The principal office of the Corporation is located at 805 North Parkway, Jackson, Madison County, Tennessee 38305.

         4. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Sixty Million One Hundred Twenty Thousand (60,120,000), of which Fifty Million (50,000,000) shares shall constitute a separate class of shares known as Common Stock, which shall be without par value (the "Common Stock"), and the remaining Ten Million One Hundred Twenty Thousand (10,120,000) shares shall constitute a single class of shares known as Preferred Stock (the "Preferred Stock"). Of the Preferred Stock, (i) Sixty-Eight Thousand Four Hundred (68,400) shares shall be designated as a series referred to as Class A Preferred Stock, which shall be without par value (the "Class A Preferred Stock"), (ii) Thirty-One Thousand Six Hundred (31,600) shares shall be designated as a series referred to as Class B Preferred Stock, which shall be without par value (the "Class B Preferred Stock"), and
(iii) Twenty Thousand (20,000) shares shall be designated as a series of Preferred Stock referred to as Class C Preferred Stock, which shall be without par value (the "Class C Preferred Stock").

         5. Common Stock. The express terms and conditions of the shares classified and designated as Common Stock are as follows:

                  5.1. Voting Rights of Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, upon each question or matter submitted generally to the holders of the Common Stock of the Corporation and shall have all voting rights accorded to holders of Common Stock pursuant to the Tennessee Business Corporation Act.

                  5.2. Liquidation. On dissolution, liquidation or winding up of the Corporation, voluntarily or involuntarily (a "Liquidation"), and after payment to the holders of shares of Preferred Stock as provided below, the remaining assets and funds of the Corporation, if any, shall be distributed and paid over to the holders of Common Stock, pro rata according to their respective shares.

         6. Preferred Stock. The Board of Directors of the Corporation is authorized to amend this Charter, by adoption of amendments to the Charter effective without shareholder approval (hereinafter referred to as a "Preferred Stock Designation"), to provide for the issuance of serial preferred stock in series and to fix the preferences, limitations and relative rights of each such series, including, but not limited to, determination of any of the following:

                  (a) the distinctive designation for each series and the number of shares constituting such series;

                  (b) the voting rights, full, conditional or limited, of shares of such series;

                  (c) whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions upon which, such shares may be redeemed;

                  (d) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

                  (e) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                  (f) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

                  (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                  (h) the price or other consideration for which the shares of such series shall be issued;

                  (i) whether the shares of such series that are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock; and

                  (j) any other designations, preferences, limitations or rights that are now or hereafter permitted by applicable law and are not inconsistent with the provisions of this Charter.

Except as may be provided in this Charter or in a Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of shareholders at which they are not entitled to vote.


         7. Class A Preferred Stock. The express terms and conditions of the shares classified and designated as Class A Preferred Stock, no par value, of the Corporation (the "Class A Preferred Stock") are as follows:

                  7.1. Designation and Number of Shares of Class A Preferred Stock. The designation of the series of preferred stock in this Section 7 is Class A Preferred Stock and the number of shares of such series is 68,400 shares having a stated value per share equal to $13.58859 (the "Class A Preferred Stock Stated Value"). The Class A Preferred Stock shall rank pari passu with the Class B Preferred Stock (except as provided in Section 7.3 and Section 8.3) and senior to all other shares of capital stock of the Corporation except the Class C Preferred Stock.

                  7.2. Dividends with Respect to Class A Preferred Stock.

                       7.2.1. In each year, the holder of each share of Class A Preferred Stock shall be entitled to receive preferential, cumulative dividends in cash, which dividends shall be cumulative and shall accrue from the date upon which the Class A Preferred Stock was issued, in an amount equal to eight percent (8%) of the Class A Preferred Stock Stated Value per share per year, provided, however, that upon the later to occur of (i) the consummation of any of the following:

                              (A) a sale of all or a majority in value of the
assets of the Corporation and all corporations, which, directly or indirectly, are controlled by or under common control with any one or more of Kirkland Holdings, L.L.C., Carl Kirkland, Robert Kirkland or Robert Alderson (the "Affiliated Corporations"). The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), shall mean the possession, directly or indirectly, of the power to elect a majority of the Board of Directors or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

                              (B) the acquisition of more than fifty percent
(50%) of the outstanding shares of Common Stock of corporations representing a majority of the total value of the Corporation and the Affiliated Corporations as a group, by a person or group of persons acting in concert, who are not shareholders of the Corporation at March , 1998, other than transfers to an Affiliate or to a Permitted Transferee (as such terms are defined in the Shareholders Agreement dated as of June 12, 1996, between the Corporation, the Affiliated Corporations and the shareholders thereof) if such transfers are permitted without restriction pursuant to the terms of the Shareholders Agreement;

                              (C) a sale of shares of the common capital stock
of the Corporation or the Affiliated Corporations (or of a successor thereto) in a registered underwritten public offering resulting in gross proceeds to the Corporation or one or more Affiliated Corporations (or successors) of at least Thirty Million Dollars ($30,000,000) in the aggregate (a "Qualified Public Offering"); or

                              (D) a refinancing of the indebtedness of the
Corporation or the Affiliated Corporations for borrowed money existing as of March , 1998, in connection with which the Corporation or Affiliated Corporations repurchase or redeem any capital stock for value (each of the events listed in subparagraphs (A) through (D) above is referred to herein as a "Liquidity Event"),

(ii) June 12, 1999 or (iii) the full payment and discharge of the senior subordinated indebtedness of the Corporation and the Affiliated Corporations (in the initial principal amount of Twenty Million Dollars ($20,000,000)), dividends shall accrue in an amount equal to ten (10%) per annum of the Class A Preferred Stock Stated Value. Dividends shall accrue daily whether or not declared and whether or not funds are legally available therefor. If such dividends are not paid within ninety (90) days after the end of the Corporation's fiscal quarter, such dividends shall accrue additional dividends from the last day of such fiscal quarter at the same rate per annum. Dividends shall be paid only to the extent that (i) there shall be sufficient funds of the Corporation legally available for the payment of such dividends, (ii) the payment of such dividend would not violate any covenants of the Corporation to any lender to the Corporation or its subsidiaries and (iii) the payment of such dividend would not violate the terms of any management or shareholder agreement to which the Corporation is party.

                       7.2.2. If, in any dividend period or periods, full dividends (whether past or current) upon the outstanding Class A Preferred Stock at the dividend rate set forth herein shall not have been paid, then, unless and until all dividends accrued and unpaid on the Class A Preferred Stock through the payment date for such dividends are declared and paid on each share of Class A Preferred Stock, no dividends shall be declared or paid or set apart for payment upon any Common Stock or class or series of the Corporation's capital stock authorized, created or designated after June 12, 1996 nor shall the Corporation purchase, redeem or otherwise acquire for consideration any such stock. If, at any time, the Corporation shall pay less than the total amount of dividends then payable on the then outstanding Class A Preferred Stock, the aggregate payment to all holders of Class A Preferred Stock shall be distributed among all such holders so that an amount ratably in proportion to the respective dividends due thereon shall be paid with respect to each outstanding share of Class A Preferred Stock.

                       7.2.3. Holders of the Class A Preferred Stock shall not, solely as a result of such holders' ownership of such Class A Preferred Stock, be entitled to participate in any dividends or other distributions (cash, stock or otherwise) declared or paid on or with respect to any other class of stock or equity security of the Corporation or any series of any such class.

                       7.2.4. No dividend shall be paid upon shares of Class A Preferred Stock unless like dividends are simultaneously paid on shares of Class B Preferred Stock.

                  7.3. Liquidation Preference with Respect to Class A Preferred Stock.

                       7.3.1. In the event of a Liquidation, after any distribution of any of the assets of the Corporation to holders of Class C Preferred Stock pursuant to Section 9.3, the holders of Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distributions to its stockholders, prior and in preference to any distribution of any of the assets of the Corporation to the holders of any (i) Common Stock, (ii) class or series of the Corporation's capital stock authorized, created or designated after June 12, 1996 or (iii) Class B Preferred Stock, an amount per share equal to the sum of the Class A Preferred Stock Stated Value plus all accrued and unpaid dividends, if any, to the date of payment, less the Class A Excess Dividend Amount (hereinafter defined) (the "Class A Liquidation Preference") for each share of Class A Preferred Stock held. If upon any Liquidation the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Class A Preferred Stock the full amount of the Class A Liquidation Preference, the holders of shares of Class A Preferred Stock shall share ratably in any distribution of assets available for distribution to the Class A Preferred Stock holders after distributions to the holders of the Class C Preferred Stock pursuant to Section 9.3.

                       7.3.2. In the event of any Liquidation, after payment of the Class A Liquidation Preference and the Class B Liquidation Preference (hereinafter defined), the holders of the Class A Preferred Stock shall be entitled to receive pari passu with the amounts payable to holders of Class B Preferred Stock pursuant to Section 8.3.2, an amount equal to all accrued and unpaid dividends, if any, to the date of payment owing on the Class A Preferred Stock other than accrued and unpaid dividends that would be owing thereon if all dividends accrued on the Class A Preferred Stock at the rate of eight percent (8%) per annum (the "Class A Excess Dividend Amount").

                       7.3.3. In the event of any Liquidation, after payment shall have been made to the holders of shares of Class A Preferred Stock of the amounts described in Section 7.3.1 and Section 7.3.2, the holders of shares of Class A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

                       7.3.4. The sale or other disposition (other than by a contribution to or merger with another corporation of which more than eighty percent (80%) of the stock (by vote and value) is owned (directly or indirectly) by the Corporation (or its shareholders) of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation.

                  7.4. Voting Rights with Respect to Class A Preferred Stock. The Class A Preferred Stock shall have the right to vote on all matters as to which holders of the Common Stock shall be entitled to vote (at the rate of one vote per share), in the same manner and with the same effect as such holders of the Common Stock, voting together with the holders of Common Stock and Class B Preferred Stock as one voting group. Without first obtaining the approval (by vote or written consent) of at least seventy-five percent (75%) of the outstanding shares of the Class A Preferred Stock as a separate class, the Corporation shall not,

                       7.4.1. in any manner authorize, create or issue (x) any class or series of capital stock which (A) ranks, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Class A Preferred Stock or (B) in any manner adversely affects the holders of the Class A Preferred Stock, or (y) any additional shares of capital stock or any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares of capital stock having any priority over or parity with or otherwise adversely affecting the holders of the Class A Preferred Stock;

                       7.4.2. in any manner alter or change the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Class A Preferred Stock, including without limitation, by increasing or decreasing the number of shares of the Class A Preferred Stock authorized for issuance hereunder, or by increasing or decreasing the par value or Class A Preferred Stock Stated Value of the shares of the Class A Preferred Stock; or

                       7.4.3. reclassify the shares of any (a) Common Stock, (b) class or series of the Corporation's capital stock authorized, created or designated after the Effective Time or (c) Class B Preferred Stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Class A Preferred Stock or (B) which in any manner adversely affects the holders of the Class A Preferred Stock.

                  7.5. Redemptions with Respect to Class A Preferred Stock.

                       7.5.1. At any time and from time to time after (or simultaneously with) the completion of the redemption of all of the outstanding Class C Preferred Stock pursuant to Section 9.5 and after the earlier to occur of (i) the closing of a Liquidity Event or (ii) June 12, 2004 (the earlier of such dates being herein the "Redemption Allowance Date"), at the option of the Corporation and upon the Corporation's delivery of thirty (30) days prior written notice of such a redemption to be effected on or after the Redemption Allowance Date, the Corporation may redeem all or any portion of the Class A Preferred Stock then outstanding; provided, however, that (x) any redemption of less than all of the shares of Class A Preferred Stock shall be divided ratably and equally among the then extant holders of Class A Preferred Stock and (y) no shares of Class A Preferred Stock shall be redeemed pursuant to this Section
7.5.1 unless a pro rata number (based on aggregate stated values) of Class B Preferred shares shall be redeemed pursuant to Section 8.5.1. For each share of Class A Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant to this Section 7.5.1, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to Class A Preferred Stock Stated Value plus all accrued and unpaid dividends with respect to such share to the date of payment (the "Class A Preferred Stock Redemption Price").

                       7.5.2. After (or simultaneously with) the completion of the redemption of all of the outstanding Class C Preferred Stock pursuant to
Section 9.5, at any time and from time to time after June 12, 2004, at the option of a holder of the Class A Preferred Stock and upon thirty (30) days prior delivery of written notice by the holder to the Corporation of redemption to be effected on or after such date, such holder may require the Corporation to redeem all or any portion of the Class A Preferred Stock held by such holder. For each share of Class A Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant to this Section 7.5.2, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to the Class A Preferred Stock Redemption Price.

                       7.5.3. If the funds of the Corporation legally available for redemption pursuant to Section 7.5.2 and Section 8.5.2 are insufficient to redeem the number of shares which the Corporation is required to redeem pursuant to Section 7.5.2 and Section 8.5.2, those funds which are available will be used to redeem the maximum possible number of shares (or fraction thereof) and such funds shall be distributed ratably among each of the holders of the Class A Preferred Stock and Class B Preferred Stock, in proportion to the amount that would have been distributed to each such holder if the funds of the Corporation would have been sufficient to permit payment of the full amount required to be paid in respect of such redemption. At any time, and from time to time thereafter, until all shares of Class A Preferred Stock and Class B Preferred Stock which the Corporation shall be obligated to redeem are so redeemed, when additional funds of the Corporation are legally available for the redemption of any of the shares of Class A Preferred Stock and Class B Preferred Stock (including fractional shares), such funds shall be used immediately to redeem shares (or fractions thereof) which the Corporation has become obligated to redeem but which it has not redeemed, such amount to be applied ratably among each of the holders of shares of Class A Preferred Stock and Class B Preferred Stock which the Corporation is then obligated to redeem in proportion to the number of shares of Class A Preferred Stock and Class B Preferred Stock which are held by them and which the Corporation shall then be obligated to redeem. Notwithstanding the foregoing, in connection with any Liquidation, any redemption payments owing to holders of Class A Preferred Stock shall be paid in full (up to the Class A Liquidation Preference) before payments shall be made to holders of Class B Preferred Stock pursuant to Section 8.5.

                       7.5.4. Notwithstanding the fact that a written notice of redemption is given, all rights of the redeeming holder with respect to shares of Class A Preferred Stock which are the subject of such written notice of redemption shall continue as if the written notice of redemption had not been given until the Class A Preferred Stock Redemption Price therefor is paid (such payment being a continuing obligation of the Corporation).

                       7.5.5. Upon payment of the Class A Preferred Stock Redemption Price by the Corporation with respect to shares of Class A Preferred Stock being redeemed pursuant to this Section 7.5, such shares of Class A Preferred Stock shall no longer be deemed to be outstanding, shall be canceled and shall not be subject to reissuance by the Corporation.

                  7.6. Conversion Rights. Upon the occurrence of the closing of a Qualified Public Offering, provided that, prior to such closing: (a) at least thirty (30) days prior to the date which the Board of Directors estimates in good faith to be the likely effective date of the registration of a Qualified Public Offering (the "Anticipated Effective Date"), the Board of Directors shall have provided to all of the holders of Class A Preferred Stock and Class B Preferred Stock notice of an anticipated Qualified Public Offering, which notice shall include the Anticipated Effective Date and the anticipated offering price per share of Common Stock at which the Common Stock will be first offered to the public in the Qualified Public Offering and (b) at least twenty (20) days prior to the Anticipated Effective Date, the holders of the Class A Preferred Stock and holders of Class B Preferred Stock, together representing at least sixty percent (60%) of the aggregate outstanding shares of Class A Preferred Stock and Class B Preferred Stock shall have elected to convert all of the issued and outstanding shares of Class A Preferred Stock and Class B Preferred Stock (other than those shares being redeemed pursuant to Section 7.5.1 and Section 8.5.1, respectively) into shares of Common Stock, then in such event (an "Event of Conversion") each and every share of Class A Preferred Stock then outstanding (other than those shares being redeemed pursuant to Section 7.5.1), by virtue of, and simultaneously with the occurrence of the Event of Conversion and without any additional action on the part of the holder thereof, be deemed automatically converted into such number of fully paid and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (x) the Class A Preferred Stock Stated Value by (y) the Conversion Price (as hereinafter defined). The "Conversion Price" shall be the offering price per share at which the Common Stock of the Corporation is first offered to the public in the Qualified Public Offering.

                       7.6.1. The holder of any shares of Class A Preferred Stock converted into shares of Common Stock pursuant to Section 7.6 shall remain entitled to payment of all accrued but unpaid dividends, if any, payable with respect to such shares of Class A Preferred Stock up to and including the date upon which the Qualified Public Offering is closed (the "Conversion Date").

                       7.6.2. Conversion shall be deemed to have been effected with respect to conversion under Section 7.6 on the Conversion Date. Simultaneous with the conversion being effected, the shares of Class A Preferred Stock so converted shall no longer be deemed outstanding, shall be canceled and shall not be subject to reissuance by the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to the record locations of each of the holders (or upon the written order of a holder, at the place designated by such holder), a certificate or certificates for the number of full shares of Common Stock to which each respective holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided in Section 7.6.3, payable with respect to the shares of Class A Preferred Stock so converted. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

                       7.6.3. No fractional shares of Common Stock shall be issued upon conversion of shares of Class A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Class A Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Conversion Price of a share of Class A Preferred Stock multiplied by such fractional interest. Holders of fractional interests shall not be entitled to dividends in respect of such fractional interests and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

                       7.6.4. The Corporation shall pay all documentary, stamp or other transaction taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Class A Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Class A Preferred Stock in respect of which such shares are being issued.

                       7.6.5. The holders of the Class A Preferred Stock and the holders of the Class B Preferred Stock, by vote of sixty percent (60%) of the aggregate outstanding shares of Class A Preferred Stock and Class B Preferred Stock, voting together as a single voting group, shall have the right to amend the Corporation's Charter for the sole purpose of authorizing sufficient additional shares of Common Stock to effect the conversions under this Section
7.6 and Section 8.6. The additional shares, when so authorized, shall be reserved by the Corporation for the purpose of effecting such conversions and shall be free of preemptive rights.

                       7.6.6. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

         8. Class B Preferred Stock. The express terms and conditions of the shares classified and designated as Class B Preferred Stock, no par value, of the Corporation are as follows:

                  8.1. Designation and Number of Shares of Class B Preferred Stock. The designation of the series of Preferred Stock set forth in this
Section 8 is Class B Preferred Stock and the number of shares of such series is 31,600 shares having a stated value per share equal to $13.58859 (the "Class B Preferred Stock Stated Value"). The Class B Preferred Stock shall rank pari passu with the Class A Preferred Stock (except as provided in Section 7.3 and Section 8.3 hereof) and senior to all other shares of the capital stock of the Corporation except the Class C Preferred Stock.

                  8.2. Dividends with respect to Class B Preferred Stock.

                       8.2.1. In each year, the holder of each share of Class B Preferred Stock shall be entitled to receive preferential, cumulative dividends in cash, which dividends shall be cumulative and shall accrue from the date upon which the Class B Preferred Stock was issued, in an amount equal to eight percent (8%) of the Class B Preferred Stock Stated Value per share per year, provided, however, that upon the later to occur of (i) the consummation of a Liquidity Event, (ii) June 12, 1999 or (iii) the full payment and discharge of the senior subordinated indebtedness of the Corporation and the Affiliated Corporations (in the initial principal amount of Twenty Million Dollars ($20,000,000)), dividends shall accrue in an amount equal to ten percent (10%) per annum of the Class B Preferred Stock Stated Value. Dividends shall accrue daily whether or not declared and whether or not funds are legally available therefor. If such dividends are not paid within ninety (90) days after the end of each of the Corporation's fiscal quarters, such dividends shall accrue additional dividends from the last day of such fiscal quarter at the same rate per annum. Dividends shall be paid only to the extent that (i) there shall be sufficient funds of the Corporation legally available for the payment of such dividends, (ii) the payment of such dividend would not violate any covenants of the Corporation to any lender to the Corporation or its subsidiaries and (iii) the payment of such dividend would not violate the terms of any management or shareholder agreement to which the Corporation is party.

                       8.2.2. If, in any dividend period or periods, full dividends (whether past or current) upon the outstanding Class B Preferred Stock at the dividend rate set forth herein shall not have been paid, then, unless and until all dividends accrued and unpaid on the Class B Preferred Stock through the payment date for such dividends are declared and paid on each share of Class B Preferred Stock, no dividends shall be declared or paid or set apart for payment upon any Common Stock or class or series of the Corporation's capital stock authorized, created or designated after June 12, 1996 nor shall the Corporation purchase, redeem or otherwise acquire for consideration any such stock. If, at any time, the Corporation shall pay less than the total amount of dividends then payable on the then outstanding Class B Preferred Stock, the aggregate payment to all holders of Class B Preferred Stock shall be distributed among all such holders so that an amount ratably in proportion to the respective dividends due thereon shall be paid with respect to each outstanding share of Class B Preferred Stock.

                       8.2.3. Holders of the Class B Preferred Stock shall not, solely as a result of such holders' ownership of such Class B Preferred Stock, be entitled to participate in any dividends or other distributions (cash, stock or otherwise) declared or paid on or with respect to any other class of stock or equity security of the Corporation or any series of any such class.

                       8.2.4. No dividend shall be paid upon shares of Class B Preferred Stock unless like dividends are simultaneously paid on shares of Class A Preferred Stock.

                  8.3. Liquidation Preference with Respect to Class B Preferred Stock.

                       8.3.1. In the event of a Liquidation, after any distribution of any of the assets of the Corporation to holders of Class C Preferred Stock pursuant to Section 9.3, the holders of Class B Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distributions to its stockholders, prior and in preference to any distribution of any of the assets of the Corporation to the holders of any Common Stock or class or series of the Corporation's capital stock authorized, created or designated after June 12, 1996, and after payments of the Class A Liquidation Preference to holders of Class A Preferred Stock under Section 7.3 hereof, an amount per share equal to the sum of the Class B Preferred Stock Stated Value plus all accrued and unpaid dividends, if any, to the date of payment, less the Class B Excess Dividend Amount (hereinafter defined) (the "Class B Liquidation Preference") for each share of Class B Preferred Stock held. If upon any Liquidation the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Class B Preferred Stock. the full amount of the Class B Liquidation Preference the holders of shares of Class B Preferred Stock shall share ratably in any distribution of assets available for distribution to the Class B Preferred Stock holders after distributions to the holders of the Class C Preferred Stock pursuant to Section 9.3 and distribution of the Class A Liquidation Preference to the holders of the Class A Preferred Stock pursuant to
Section 7.3.

                       8.3.2. In the event of any Liquidation, after payment of the Class A Liquidation Preference and the Class B Liquidation Preference, the holders of the Class B Preferred Stock shall be entitled to receive, pari passu with the amounts payable to holders of Class A Preferred Stock pursuant to
Section 7.3.2, an amount equal to all accrued and unpaid dividends, if any, to the date of payment owing on the Class B Preferred Stock other than accrued and unpaid dividends that would be owing thereon if all dividends accrued on the Class B Preferred Stock at the rate of eight percent (8%) per annum (the "Class B Excess Dividend Amount").

                       8.3.3. In the event of any Liquidation, after payment shall have been made to the holders of shares of Class B Preferred Stock of the amounts described in Section 8.3.1 or Section 8.3.2, the holders of shares of Class B Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

                       8.3.4. The sale or other disposition (other than by a contribution to or merger with another corporation of which more than eighty percent (80%) of the stock (by vote and value) is owned (directly or indirectly) by the Corporation or its shareholders) of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation.

                  8.4. Voting Rights with Respect to Class B Preferred Stock. The Class B Preferred Stock shall have the right to vote on all matters as to which holders of the Common Stock shall be entitled to vote (at the rate of one vote per share), in the same manner and with the same effect as such holders of the Common Stock, voting together with the holders of Common Stock and Class A Preferred Stock as one voting group. Without first obtaining the approval (by vote or written consent) of at least seventy-five percent (75%) of the outstanding shares of the Class B Preferred Stock as a separate class, the Corporation shall not,

                       8.4.1. in any manner authorize, create or issue (x) any class or series of capital stock which (A) ranks, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Class B Preferred Stock or (B) in any manner adversely affects the holders of the Class B Preferred Stock, or (y) any additional shares of Class A Preferred Stock, Class C Preferred Stock or any shares of any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or parity with or so adversely affecting the holders of the Class B Preferred Stock;

                       8.4.2. in any manner alter or change the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Class B Preferred Stock, including without limitation, by increasing or decreasing the number of shares of the Class B Preferred Stock authorized for issuance hereunder, or by increasing or decreasing the par value or Class B Preferred Stock Stated Value of the shares of the Class B Preferred Stock; or

                       8.4.3. reclassify the shares of any (a) Common Stock, (b) class or series of the Corporation's capital stock authorized, created or designated after June 12, 1996 or (c) Class A Preferred Stock into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Class B Preferred Stock or (B) which in any manner adversely affects the holders of the Class B Preferred Stock.

                  8.5. Redemptions with Respect to Class B Preferred Stock.

                       8.5.1. At any time and from time to time after (or simultaneously with) the completion of the redemption of all of the outstanding Class C Preferred Stock pursuant to Section 9.5 and after the Redemption Allowance Date, at the option of the Corporation and upon the Corporation's delivery of thirty (30) days prior written notice of such a redemption to be effected on or after the Redemption Allowance Date, the Corporation may redeem all or any portion of the Class B Preferred Stock then outstanding; provided, however, that (x) any redemption of less than all of the shares of Class B Preferred Stock shall be divided ratably and equally among the then extant holders of Class B Preferred Stock and (y) no shares of Class B Preferred Stock shall be redeemed pursuant to this Section 8.5.1 unless a pro rata number (based on aggregate stated values) of Class A Preferred Stock shall be redeemed pursuant to Section 7.5.1. For each share of Class B Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant to this

Section 8.5.1, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to the Class B Preferred Stock Stated Value plus all accrued and unpaid dividends with respect to such share to the date of payment (the "Class B Preferred Stock Redemption Price").

                       8.5.2. After (or simultaneously with) the completion of the redemption of all of the outstanding Class C Preferred Stock pursuant to
Section 9.5, at any time and from time to time after June 12, 2004, at the option of a holder of the Class B Preferred Stock and upon thirty (30) days prior delivery of a written notice by the holder to the Corporation of redemption to be effected on or after such date, such holder may require the Corporation to redeem all or any portion of the Class B Preferred Stock held by such holder. For each share of Class B Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant, to this Section 8.5.2, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to the Class B Preferred Stock Redemption Price.

                       8.5.3. If the funds of the Corporation legally available for redemption pursuant to Section 8.5.2 and Section 7.5.2 are insufficient to redeem the number of shares which the Corporation is required to redeem pursuant to this Section 8.5.2 and Section 7.5.2, those funds which are available will be used to redeem the maximum possible number of shares (or fraction thereof) and such funds shall be distributed ratably among each of the holders of the Class A Preferred Stock and Class B Preferred Stock in proportion to the amount that would have been distributed to each such holder if the funds of the Corporation would have been sufficient to permit payment of the full amount required to be paid in respect of such redemption. At any time, and from time to the thereafter, until all shares the Corporation shall be obligated to redeem are so redeemed, when additional funds of the Corporation are legally available for the redemption of any of the shares of Class A Preferred Stock and Class B Preferred Stock (including fractional shares), such funds shall be used immediately to redeem shares (or fractions thereof), which the Corporation has become obligated to redeem but which it has not redeemed, such amount to be applied ratably among each of the holders of shares of Class A Preferred Stock and Class B Preferred Stock which the Corporation is then obligated to redeem in proportion to the number of shares of Class A Preferred Stock and Class B Preferred Stock which are held by them and which the Corporation shall then be obligated to redeem. Notwithstanding the foregoing, in connection with any Liquidation, any redemption payments owing to holders of Class A Preferred Stock shall be paid in full (up to the Class A Liquidation Preference) before payments shall be made to holders of Class B Preferred Stock pursuant to this Section 8.5.

                       8.5.4. Notwithstanding the fact that a written notice of redemption is given, all rights of the redeeming holder with respect to shares of Class B Preferred Stock which are the subject of such written notice of redemption shall continue as if the written notice of redemption had not been given until the Class B Preferred Stock Redemption Price therefor is paid (such payment being a continuing obligation of the Corporation).

                       8.5.5. Upon payment of the Class B Preferred Stock Redemption Price by the Corporation with respect to shares of Class B Preferred Stock being redeemed pursuant to this Section 8.5, such shares of Class B Preferred Stock shall no longer be deemed to be outstanding, shall be canceled and shall not be subject to reissuance by the Corporation.

                  8.6. Conversion Rights. Upon the occurrence of an Event of Conversion, each and every share of Class B Preferred Stock then outstanding (other than those shares being redeemed pursuant to Section 8.5.1), by virtue of, and simultaneously with the occurrence of the Event of Conversion and without any additional action on the part of the holder thereof, be deemed automatically converted into such number of fully paid and nonassessable shares of Common Stock as is equal to the quotient obtained by dividing (x) the Class B Preferred Stock Stated Value by (y) the Conversion Price.

                       8.6.1. The holder of any shares of Class B Preferred Stock converted into shares of Common Stock pursuant to Section 8.6 shall remain entitled to payment of all accrued but unpaid dividends, if any, payable with respect to such shares of Class B Preferred Stock up to and including the Conversion Date.

                       8.6.2. Conversion shall be deemed to have been effected with respect to conversion under Section 8.6 on the Conversion Date. Simultaneous with the conversion being effected, the shares of Class B Preferred Stock so converted shall no longer be deemed outstanding, shall be canceled and shall not be subject to reissuance by the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to the record locations of each of the holders (or upon the written order of a holder, at the place designated by such holder), a certificate or certificates for the number of full shares of Common Stock to which each respective holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock, as provided in Section 8.6.3, payable with respect to the shares of Class B Preferred Stock so converted. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the Conversion Date unless the transfer books of the Corporation are closed on that date, in which event such holder shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

                       8.6.3. No fractional shares of Common Stock shall be issued upon conversion of shares of Class B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Class B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the Conversion Price of a share of Class B Preferred Stock multiplied by such fractional interest. Holders of fractional interests shall not be entitled to dividends in respect of such fractional interests, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests.

                       8.6.4. The Corporation shall pay all documentary, stamp or other transaction taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of Class B Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of Class B Preferred Stock in respect of which such shares are being issued.

                       8.6.5. The holders of the Class A Preferred Stock and the holders of the Class B Preferred Stock, by vote of sixty percent (60%) of the aggregate outstanding shares of Class A Preferred Stock and Class B Preferred Stock, voting together as a single voting group, shall have the right to amend the Corporation's Charter for the sole purpose of authorizing sufficient additional shares of Common Stock to effect the conversions under this Section
8.6 and Section 7.6. The additional shares, when so authorized, shall be reserved by the Corporation for the purpose of effecting such conversions and shall be free of preemptive rights.

                       8.6.6. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

         9. Class C Preferred Stock. The express terms and conditions of the shares classified and designated as Class C Preferred Stock, no par value, of the Corporation are as follows:

                  9.1. Designation and Number Preferred Stock. The designation of the series of preferred stock in this Section 9 is Class C Preferred Stock (hereinafter called "Class C Preferred Stock") and the number of shares of such series is 20,000 shares having a stated value per share equal to $30.63556 (the "Class C Preferred Stock Stated Value"). The Class C Preferred Stock shall rank senior to all other shares of the capital stock of the Corporation.

                  9.2. Dividends with Respect Class C Preferred Stored Stock. Except as provided herein, the holders of shares of Class C Preferred Stock shall not be entitled to receive dividends with respect to their shares of Class C Preferred Stock nor shall they be entitled to participate in any dividends (cash, stock or otherwise) declared or paid on or with respect to any other class of stock or equity security of the Corporation or any series of any such class solely as a result of their ownership of such Class C Preferred Stock.

                  9.3. Liquidation Preference with Respect to Class C Preferred Stock.

                       9.3.1. In the event of any Liquidation, the holders of Class C Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distributions to its stockholders, prior and in preference to any distribution of any of the assets of the Corporation to the holders of any other class of stock or equity security of the Corporation or any series of any such class, an amount per share equal to the sum of the Class C Preferred Stock Stated Value plus all accrued and unpaid dividends, if any, to the date of payment (the "Class C Liquidation Preference") for each share of Class C Preferred Stock held. If upon any Liquidation the assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the holders of shares of Class C Preferred Stock the full amount of the Class C Liquidation Preference, the holders of shares of Class C Preferred Stock shall share ratably in any distribution of assets available for distribution to the Class C Preferred Stock holders.

                       9.3.2. In the event of any Liquidation, after payment shall have been made to the holders of shares of Class C Preferred Stock of the amounts described in Section 9.3.1, the holders of shares of Class C Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

                       9.3.3. The sale or other disposition (other than by a contribution to or merger with another corporation of which more than eighty percent (80%) of the stock (by vote and value) is owned (directly or indirectly) by the Corporation or its shareholders) of all or substantially all the assets of the Corporation shall be deemed to be a Liquidation.

                  9.4. Voting Rights with Respect to Class C Preferred Stock. The Class C Preferred shall not have any voting rights except as set forth in this Section 9.4. Without first obtaining the approval (by vote or written consent) of at least seventy-five percent (75%) of the outstanding shares of the Class C Preferred Stock as a separate class, the Corporation shall not,

                       9.4.1. in any manner authorize, create or issue (x) any class or series of capital stock which (A) ranks, either as to payment of dividends, distribution of assets or redemption, prior to or on parity with the Class C Preferred Stock or (B) in any manner adversely affects the holders of the Class C Preferred Stock, or (y) any shares of any class or series of any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having optional rights to purchase, any shares having any such priority or parity with or so adversely affecting the holders of the Class C Preferred Stock;

                       9.4.2. in any manner alter or change the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Class C Preferred Stock, including without limitation, by increasing or decreasing the number of shares of the Class C Preferred Stock authorized for issuance hereunder, or by increasing or decreasing the par value of the shares of the Class C Preferred Stock; or

                       9.4.3. reclassify any shares of capital stock of the Corporation into shares of any class or series of capital stock (A) ranking, either as to payment of dividends, distribution of assets or redemption, prior to or on a parity with the Class C Preferred Stock or (B) which in any manner adversely affects the holders of the Class C Preferred Stock.

                  9.5. Redemption with Respect to Class C Preferred Stock.

                       9.5.1. At any time and from time to time after March , 1998, at the option of the Corporation and upon the Corporation's delivery of thirty (30) days prior written notice, the Corporation may redeem all or any portion of the Class C Preferred Stock then outstanding; provided, however, that any redemption of less than all of the shares of Class C Preferred Stock shall be divided ratably and equally among the then extant holders of Class C Preferred Stock.

                       9.5.2. The Class C Preferred Stock shall be mandatorily redeemable in whole upon the Redemption Allowance Date. In the event that the Corporation is prevented from redeeming the Class C Preferred Stock when required in accordance with the foregoing sentence, whether by contract or law, dividends will accrue and cumulate thereon at an annual rate of nine percent (9%) from the date payment is due as a result of such Class C Redemption Event pursuant to Section 9.5.3, until the redemption occurs.

                       9.5.3. For each share of Class C Preferred Stock which is to be redeemed by the Corporation at any time in a redemption pursuant to this
Section 9.5, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share duly endorsed in blank or accompanied by an appropriate form of assignment) an amount for such share equal to the Class C Preferred Stock Stated Value plus all accrued and unpaid dividends, if any, with respect to such share to the date of payment (the "Class C Preferred Stock Redemption Price"), on (i) in the case of a redemption at the option of the Corporation, the last day of any fiscal quarter if, during the quarter then ending, a written notice of redemption shall have been delivered by the Corporation to the holder more than thirty (30) days prior to such last day or thirty (30) or fewer days prior to the end of the immediately preceding fiscal quarter or (ii) for purposes of the mandatory redemption described in Section 9.5.2, the earlier to occur of (A) a date set by the Corporation in the redemption notice which is within thirty (30) days after June 12, 2004, or (B) upon the closing of a Liquidity Event.

                       9.5.4. If the funds of the Corporation legally available for redemption pursuant to Section 9.5.1 or Section 9.5.2 are insufficient to redeem the number of shares which the Corporation is required to redeem pursuant to Section 9.5.1 or Section 9.5.2, those funds which are available will be used to redeem the maximum possible number of shares (or fraction thereof) and such funds shall be distributed ratably among each of the holders of the Class C Preferred Stock in proportion to the amount that would have been distributed to each such holder if the funds of the Corporation would have been sufficient to permit payment of the full amount required to be paid in respect of such redemption. At any time, and from time to time there after, until all shares of Class C Preferred Stock which the Corporation shall be obligated to redeem are so redeemed, when additional funds of the Corporation are legally available for the redemption of any of the shares of Class C Preferred Stock (including fractional shares), such funds shall be used immediately to redeem shares (or fractions thereof) which the Corporation has become obligated to redeem but which it has not redeemed, such amount to be applied ratably among each of the holders of shares of Class C Preferred Stock which the Corporation is the obligated to redeem in proportion to the number of shares of Class C Preferred Stock which are held by them and which the Corporation shall be obligated to redeem.

                        9.5.5. Notwithstanding the fact that a written notice of redemption is given, all rights of the redeeming holder with respect to shares of Class C Preferred Stock which are the subject of such written notice of redemption shall continue as if the written notice of redemption had not been given until the Class C Preferred Stock Redemption Price therefor is paid (it being understood that such payment shall be a continuing obligation of the Corporation).

                        9.5.6. Once the Class C Preferred Stock Redemption Price has been paid by the Corporation with respect to shares of Class C Preferred Stock being redeemed pursuant to this Section 8.5, such shares of Class C Preferred Stock shall no longer be deemed to be outstanding, shall be canceled and shall not be subject to reissuance by the Corporation.

         10. Special Shareholder Meetings. Special meetings of shareholders may be called at any time, but only by the Chairman of the Board of Directors, the President of the Company, or upon a resolution adopted by or affirmative vote of a majority of the Board of Directors, and not by the shareholders.

         11.      Directors.

                  11.1. Number. The number of directors of the Corporation shall be such number, neither fewer than three nor more than fifteen (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation, voting separately as a class), as determined by a majority vote of the Board of Directors. The Board of Directors has the power to fix or change the number of directors, including an increase or decrease in the number of directors from time to time as established by a majority vote of the Board of Directors. A director need not be a shareholder or a resident of the state of Tennessee.

                  11.2. Classes.

                        11.2.1. Number of Classes. The Board of Directors of the Corporation shall be divided into three classes as nearly equal in number as the then total number of directors constituting the entire Board of Directors shall permit, which classes shall be designated Class I, Class II and Class III.

                        11.2.2. Term. Directors assigned to be the initial Class I directors shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 1999; directors assigned to be the initial Class II directors shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2000; and, directors assigned to be the initial Class III directors shall be elected to hold office for a term expiring at the annual meeting of shareholders to be held in 2001. Thereafter, at each annual meeting of shareholders of the Corporation, directors of classes the terms of which expire at such annual meeting shall be elected for terms of three years by a plurality vote of all votes cast at such meeting. Notwithstanding the foregoing, a director whose term shall expire at any annual meeting shall continue to serve until such time as his successor shall have been duly elected and shall have qualified unless his position on the Board of Directors shall have been abolished by action taken to reduce the size of the Board of Directors prior to said meeting.

                        11.2.3. Increase or Decrease in Number. Should the number of directors of the Corporation be reduced, the directorship(s) eliminated shall be allocated among classes as appropriate so that the number of directors in each class is as specified in Section 11.2.1 herein. The Board of Directors shall designate, by the name of the incumbent(s), the position(s) to be abolished. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Should the number of directors of the Corporation be increased, the additional directorships shall be allocated among classes as appropriate so that the number of directors in each class is as specified in paragraph Section 11.2.1.

                  11.3. Removal. No director of the Corporation (including those directors, if any, elected by holders of any series of preferred stock) may be removed at any time unless for cause. Upon finding of cause as determined by a majority of the Board of Directors (excluding the director which is the subject of removal), the director may be removed only upon the affirmative vote of the holders of at least 80% of outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Power"), considered for this purpose as one class, except as otherwise required by law.

                  11.4. Vacancies and Newly Created Directorships. Unless the Board of Directors otherwise determines, and subject to the rights of the holders of any series of preferred stock, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and shall not be filled by the shareholders. Any director chosen to fill a vacancy (a "vacancy director") shall be a director of the same class as the director whose vacancy he or she fills. Any director chosen to fill a vacancy or a newly created directorship (collectively, a "vacancy director") shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. The shareholders shall thereupon elect a director to fill the vacancy or newly created directorship having been temporarily filled by the vacancy director, which individual may include the incumbent vacancy director. The director so elected shall be a director of the same class as the vacancy director and shall serve until the annual meeting of shareholders at which the term of office of such class expires and until such director's successor shall have been duly elected and qualified.

         12. Limitation of Liability. Directors of the Corporation shall have no liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that this Section 12 shall not eliminate liability of a director for (i) any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
(iii) unlawful distributions under Section 48-18-304 of the Tennessee Business Corporation Act. If the Tennessee Business Corporation Act is amended or other Tennessee law is enacted to permit further elimination or limitation of the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended, or by such other Tennessee law, as so enacted. Any repeal or modification of this Section 12 or subsequent amendment of the Tennessee Business Corporation Act or enactment of other applicable Tennessee law shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, modification, amendment or enactment.

         13. Amendment of Bylaws. To the extent permitted by the Tennessee Business Corporation Act, the Board of Directors of the Corporation is expressly authorized to repeal, alter, amend or rescind the Bylaws of the Corporation by vote of a majority of the Board of Directors at a legal meeting held in accordance with the Bylaws. The shareholders may adopt or amend a bylaw that fixes a greater quorum or voting requirement for shareholders (or voting group of shareholders) than is required by the Tennessee Business Corporation Act, to the extent such bylaw does not conflict with the provisions of this Charter. The adoption or amendment of a bylaw that adds, changes, or deletes a greater quorum or voting requirement for shareholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

         14. Amendment of Charter. The Corporation reserves the right to repeal, alter, amend or rescind any provision contained in this Charter in the manner now or hereafter prescribed by law, and all rights conferred on shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions in Sections 10, 11, 12, 13 and this Section 14 of this Charter may not be repealed, altered, amended or rescinded in any respect nor may provisions be adopted inconsistent with Sections 10, 11, 12, 13 and this Section 14 unless the same is approved by the affirmative vote of the holders at least 80% of the Voting Power, considered for this purpose as a single class; except that such repeal, alteration, amendment, rescission or adoption may be made by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as a single class) if the same is first approved by a majority of the Board of Directors.

         15. Adoption. This amended and restated charter was adopted by unanimous written consent of the Board of Directors and Shareholders of the Corporation dated March , 1998. This charter replaces and supersedes the original charter of the Corporation filed with the Tennessee Secretary of State and all amendments thereto.

         16. Corporation for Profit.  The Corporation is for profit.

Dated: ______________________, 1998.


                                           KIRKLAND'S, INC.



                                           By:    ______________________________
                                           Title: ______________________________